Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Board of Directors and Stockholders
Osteotech, Inc.
Eatontown, New Jersey
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 24, 2006, relating to the consolidated financial statements, the effectiveness of Osteotech, Inc.’s internal control over financial reporting, and schedule of Osteotech, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Woodbridge, New Jersey
February 8, 2007